UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	October 6, 2011

Joy Global Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780,
Milwaukee, WI 53202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of  the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Joy Global Inc. (the “Company”) is filing this Current Report on Form 8−K, in connection with the anticipated filing with the United States Securities and Exchange Commission (the “SEC”) of a Form S−3 to provide supplemental financial information pursuant to Rule 3−10 of Regulation S−X regarding certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) that may guarantee debt securities of the Company.

The Company is disclosing financial information of the Subsidiary Guarantors in a new footnote, adding Note 18 to the Company’s unaudited condensed consolidated financial statements (the “Updated Interim Financial Statements”) included within the Company’s Quarterly Report on Form 10−Q for the period ended July 29, 2011 (originally filed with the SEC on September 7, 2011) (the “2011 Third Quarter Form 10−Q”). This is the only change to the previously filed financial statements in the 2011 Third Quarter Form 10−Q.

The Updated Interim Financial Statements are filed as Exhibit 99.1 to this Current Report on Form 8−K and have been revised solely to include the new footnote. Except as described in this Item 8.01, this Current Report does not modify or update the disclosures in the 2011 Third Quarter Form 10−Q.  This Current Report and the exhibits hereto should be read in conjunction with the Company’s 2010 Annual Report on Form 10−K and the Company’s filings made with the SEC subsequent to the filing of the 2010 Annual Report on Form 10−K, including the 2011 Third Quarter 10−Q.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

99.1	Updated Unaudited Interim Financial Statements for the period ended July 29, 2011.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

JOY GLOBAL INC.

Date: October 6, 2011	By:	/s/ Ricky T. Dillon
Ricky T. Dillon
Vice President, Controller and Chief Accounting Officer